Registration No. 33-_____
As filed with the Securities and Exchange Commission on January 26, 1995



                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D. C.  20549

                              FORM S-8

                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933

                    JEFFERSON BANKSHARES, INC.

        Virginia                                   54-1104491
(State of Incorporation)                         (IRS Employer
                                              Identification Number)


                        123 East Main Street
                        Post Office Box 711
                  Charlottesville, Virginia  22902


                     Jefferson Bankshares, Inc.
                     Deferred Compensation and
           Stock Purchase Plan for Non-Employee Directors


                          Robert E. Stroud
                      418 East Jefferson Street
                        Post Office Box 1288
                  Charlottesville, Virginia  22902
                          (804) 977-2500
                   (Agent for Service of Process)


                   Calculation of Registration Fee

Title of each                    Proposed     Proposed
class of                         maximum      maximum
securities        Amount         offering     aggregate    Amount of
to be             to be          price        offering     Registration
registered        registered     per unit*    price        Fee

Common Stock       150,000        $19.125    $2,868,750      $989.22
$2.50 par value    shares
_______________
* Determined under Rule 457(h)(1) based upon the average of the high and low sales price on January 23, 1995, solely for the purpose of calculating the registration fee.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

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                             PART II
               INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Documents by Reference

         Jefferson Bankshares, Inc. ("Jefferson") and the Jefferson Bankshares, Inc. Deferred Compensation and Stock Purchase Plan for Non-Employee Directors (the "Plan") hereby incorporate by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission.

        (a) Jefferson's annual report on Form 10-K (File No. 0-9101) for the fiscal year ended December 31, 1993.

        (b) The Plan's annual report on Form 11-K (File No. 0-9101) for the fiscal year ended December 31, 1994.

        (c) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual reports referred to in (a) and (b) above, including Jefferson's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994, and September 30, 1994, and the Report on Form 10-C dated April 7, 1994.

        (d) The description of Jefferson's Common Stock appearing in its Form 8-K dated January 4, 1980, as amended by Form 8-K/A dated October 20, 1994 (File No. 0-9101).

     All documents subsequently filed by Jefferson or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates all securities have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers

     Article VII of Jefferson's Articles of Incorporation and Article 10 (Section 13.1-696, et seq.) of the Virginia Stock Corporation Act authorize indemnification of directors, officers, employees and agents of Jefferson (except when any such person has been adjudged liable because of willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office); allow advances of the costs of defending against litigation; and permit the purchase of insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstances Jefferson would have the power to indemnify against such liabilities under the provisions of the articles or the statute. Jefferson maintains a policy of directors and officers liability insurance which provides for the indemnification of directors and officers under certain circumstances.

Item 8.  Exhibits

     See Exhibit Index.

Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i)  To include any prospectus required by section
                10(a)(3) of the Securities Act of 1993;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controller person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlottesville, State of Virginia, on January 26, 1995.



                            JEFFERSON BANKSHARES, INC.



                            By: O. Kenton McCartney
                                President and
                                Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     DATE                 SIGNATURES               CAPACITY



January 26, 1995    O. Kenton McCartney       President,
                                              Chief Executive Officer,
                                              and Director


January 26, 1995    Allen T. Nelson, Jr.      Senior Vice President and
                                              Chief Financial Officer


January 26, 1995    Hovey S. Dabney           Chairman of the Board
January 26, 1995    John T. Casteen, III*     Director
January 26, 1995    Lawrence S. Eagleburger*  Director
January 26, 1995    Hunter Faulconer*         Director
January 26, 1995    Fred L. Glaize, III*      Director
January 26, 1995    Henry H. Harrell*         Director
January 26, 1995    Alex J. Kay, Jr.*         Director
January 26, 1995    J. A. Kessler, Jr.*       Director
January 26, 1995    W. A. Rinehart, III*      Director
January 26, 1995    Gilbert M. Rosenthal*     Director
January 26, 1995    Alson H. Smith, Jr.*      Director
January 26, 1995    Lee C. Tait*              Director
January 26, 1995    H. A. Williamson*         Director



                                    *By:  William M. Watson, Jr.,
                                          Attorney-in-fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the members of Jefferson's Directors Deferred Compensation Committee have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlottesville, State of Virginia on January 26, 1995.

                             DEFERRED COMPENSATION
                             AND STOCK PURCHASE PLAN
                             FOR NON-EMPLOYEE DIRECTORS



                             By:  O. Kenton McCartney
                                  Member, Directors
                                  Deferred Compensation Committee

                             EXHIBIT INDEX

Exhibit No.                                                             Page

 4   (a)  Articles of Incorporation of Jefferson Bankshares,
          incorporated by reference to Jefferson Bankshares'
          Annual Report on Form 10-K for the year ended December
          31, 1984.

 4   (b)  Articles of Amendment to Articles of Incorporation dated
          May 7, 1987, incorporated by reference to Jefferson
          Bankshares' report on Form 10-Q for the quarter ended
          June 30, 1987.

 4   (c)  Articles of Amendment to Articles of Incorporation
          dated March 23, 1993, incorporated by reference to Jefferson Bankshares' report on Form 10-Q for the quarter ended June 30, 1993.

 5   Opinion of McGuire, Woods, Battle & Boothe, L.L.P.

15   Not Applicable

23*  Consent of KPMG Peat Marwick LLP

24   Powers of Attorney

27   Not Applicable

28   Not Applicable

99   Jefferson Bankshares, Inc. Deferred Compensation and
     Stock Purchase Plan for Non-Employee Directors


* The consent of McGuire, Woods, Battle & Boothe, L.L.P. is contained in their opinion included as Exhibit 5 hereto.


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